Exhibit 10.18

TIB The Independent BankersBank, N.A.

RENEWAL, EXTENSION, AND MODIFICATION OF LOAN

(Loan #92993)

THIS RENEWAL, EXTENSION, AND MODIFICATION OF LOAN (this “Modification”) is made by and between TECTONIC MERGER SUB, INC. and T BANCSHARES, INC. (“Borrower”) and TIB THE INDEPENDENT BANKERSBANK, N.A. (“Lender”), to be effective as of the 11th day of May, 2018.

RECITALS:

WHEREAS, to evidence a loan (the “Loan”) and in accordance with that certain Letter Loan Agreement (as previously modified, the “Loan Agreement”) of even date therewith, Borrower executed and delivered to Lender that certain Amended & Restated Promissory Note dated effective as of May 11, 2017, in the maximum stated principal amount of Twelve Million and No/100 Dollars ($12,000,000.00) (the “Note”); and

WHEREAS, as partial security for the Note and Loan, Borrower delivered to Lender that certain Pledge Agreement (“Pledge Agreement”), dated of even date with the Note, granting a security interest in 100% of the outstanding common stock of T Bank, N.A., Dallas, Texas, among other property described therein (collectively, the “Pledged Collateral”); and

WHEREAS, as additional collateral to secure the Note, Borrower executed an Assignment of Life Insurance Policy as Collateral (“Life Insurance Assignment”) on the life of Patrick Howard; and

WHEREAS, to further secure the Note, Guaranty Agreements (collectively, the “Guaranties”) were executed by Tectonic Holdings, LLC, Tectonic Advisors, LLC and Sanders Morris Harris, LLC (collectively, the “Guarantors”);

WHEREAS, all obligations and indebtedness now existing or hereafter from time to time owing to the Lender under the Note, Loan Agreement, Pledge Agreement, or other documents which have been executed by Borrower from time to time to secure or evidence the Note (as hereby modified) are sometimes collectively referred to herein as the “Obligations” (and the Note, Pledge Agreement, and all documents evidencing the Loan described therein, and as such are hereby modified, are herein collectively, the “Loan Documents”); and

WHEREAS, Borrower desires to modify the terms of the Loan and extend the term of the Loan, and Lender agrees to such modification and extension pursuant to the terms hereof.

AGREEMENTS:

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agree as follows:

1.	The parties hereby acknowledge that the outstanding principal balance of the Note is currently $2,000,000.00 (“Principal Amount”), and further agree that the maximum amount of the Note and Loan shall be decreased to the Principal Amount. Accordingly, the revolving nature of the Note shall be eliminated and no further advances shall be made under the Note and Loan. From the date hereof, Borrower promises to pay to Lender the Principal Amount and interest thereon as described in the Note, and to perform all of the covenants and obligations under the Pledge Agreement and other Loan Documents.

2.	The Maturity Date (as defined in the Note) is hereby extended to May 11, 2028.

3.	Payments under the Note shall be amended so that monthly payments of principal and interest, in an amount necessary to amortize the Principal Amount, at the Rate (as defined in the Note), over a 120-month term, shall be due and payable on the 11th day of each calendar month, through and including the Maturity Date, as herein extended, on which date all outstanding principal and accrued interest under the Note and Loan shall be fully due and payable.

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4.	The Guarantors shall be released from all liability under the Guaranties, save and except for any fraud perpetrated on Lender.

5.	The Life Insurance Assignment shall hereby be deemed fully and completely released.

6.	Effective on the date hereof, Section 7(a)(8) of the Loan Agreement (relating to debt service coverage) shall be deleted in its entirety.

7.	Borrower hereby renews, but does not extinguish, the Note and the liens and security interests created and evidenced by the Pledge Agreement, and all other liens and security interests securing the Note, and Borrower promises to pay to the order of Lender all amounts due under the Note, or so much thereof as may be advanced and outstanding, together with interest at the rate and in the manner specified in the Note, as modified herein, and to observe, comply with and perform each and every of the terms and provisions of the Loan Documents as herein modified.

8.	Borrower hereby extends and reaffirms the liens on the Collateral and all other collateral securing the Note until the indebtedness and the Note, as modified, renewed and extended hereby, have been fully paid, and agrees that the extension, rearrangement and modification set forth herein shall in no manner affect or impair the Note or the liens securing the same, and that said liens shall not in any manner be waived, the purpose of this instrument being simply to extend, rearrange and modify the time or manner of payment of the indebtedness evidenced by the Note, to modify the Note, Pledge Agreement, and other Loan Documents, and to carry forward all liens securing the same, which are acknowledged by Borrower to be valid and subsisting. Borrower further agrees that all terms and provisions of the Note and of the instrument or instruments creating or fixing the liens securing the same shall be and remain in full force and effect as therein written, except as otherwise expressly provided herein. All liens and security interests are hereby carried forward from the original inception thereof, and Borrower hereby ratifies, reaffirms and confirms all of said liens and security interests from the original inception thereof. Except as otherwise specified herein, the terms and provisions hereof shall in no manner impair, limit, restrict, or otherwise affect the obligations of Borrower under the Loan Documents. As a material inducement to Lender to execute and deliver this Modification, Borrower hereby acknowledges and agrees that Borrower is well and truly indebted to Lender in the amount set forth hereinabove, and that the liens, security interests and assignments created by the Pledge Agreement and any other Loan Documents are, respectively, valid and subsisting liens, security interests, and assignments, and are of the validity and priority recited in the Pledge Agreement, and the other Loan Documents. As further material inducement to Lender to execute and deliver this Modification, Borrower hereby acknowledges that there are no claims or offsets against, or defenses or counterclaim to, the terms or provisions or other obligations created or evidenced by the Loan Documents, and represent that, after modification of the Note, Pledge Agreement, and other Loan Documents hereunder, no event has occurred, and no condition exists which would constitute a default, either with or without notice or lapse of time, or both, under the Loan Documents.

9.	Borrower reaffirms and remakes, as of the date hereof, all representations and warranties contained in the Note, Pledge Agreement, and other Loan Documents. Borrower further represents and warrants that, except as disclosed in writing to Lender, it has done nothing, nor has allowed anything, to adversely affect title to or encumber the Collateral or any other collateral of Borrower in which Lender has a security interest. Borrower further represents and warrants to Lender that it is aware of no condition or fact, which has not been disclosed in writing to Lender, which would materially adversely affect the repayment to Lender of all sums due under the Loan Documents.

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10.	Borrower and each Guarantor, for itself and its successors and assigns, does hereby (a) acknowledge that Lender has performed all of its obligations to date under the Loan Documents and (b) waives, releases, and discharges Lender and its agents, employees, officers, directors, and attorneys (collectively, the “Released Parties”) from any and all of Lender’s duties, obligations, and liabilities arising under, based upon or associated with, directly or indirectly, the Note, Pledge Agreement, Guaranties, and any other Loan Documents, existing as of the date of this Modification, and further does hereby waive any and all claims and causes of action of any kind or character, arising under, based upon, or associated with, directly or indirectly, the Loan Documents or the acts, actions, or omissions of the Released Parties in connection therewith, existing as of the date hereof, whether known or unknown, asserted or unasserted, equitable or at law, arising under or pursuant to common or statutory law, rules, or regulations; provided however, that, from and after the date hereof, Lender hereby indemnifies Borrower and each affiliate thereof and their respective officers, directors, employees, attorneys, and agents from, and holds each of them harmless against, any and all losses, liabilities, claims, damages, penalties, judgments, costs, and expenses (including attorneys’ fees) to which any of them may become subject which directly or indirectly arise from or relate to any breach by Lender of any representation, warranty, covenant, or other agreement contained herein.

11.	Borrower hereby ratifies, reaffirms and confirms any and all covenants, agreements, or promises heretofore made by Borrower to Lender in connection with the Loan, Note, Pledge Agreement, or other Loan Documents, and all renewals thereof.

12.	Borrower agrees, simultaneously with and as a condition precedent to the execution hereof, to pay all fees, costs, and expenses of Lender incurred in connection with the preparation and administration of this Modification, including attorneys’ fees.

13.	It is hereby agreed and acknowledged that other parties, if any, who are liable in any part for the Obligations, but who are not hereby executing this Modification, are in no way released or discharged from such Obligations, nor are Lender’s rights against such persons or entities waived or negatively impacted by the execution of this Modification.

14.	If any provision of this Modification or application to any party or circumstance shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Modification or the application of such provision to such person or circumstances, other than those as to which it is so determined invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be valid and shall be enforced to the fullest extent permitted by law.

15.	Except as amended hereby, the Note, Pledge Agreement, and other Loan Documents remain unmodified and in full force and effect.

16.	THE NOTE, PLEDGE AGREEMENT, LOAN AGREEMENT, AND OTHER WRITTEN LOAN DOCUMENTS, AS MODIFIED BY THIS MODIFICATION, REPRESENT THE FINAL AGREEMENT BETWEEN BORROWER AND LENDER, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN BORROWER AND LENDER.

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Executed to be effective as of the effective date first written above.

BORROWER:		LENDER:

TECTONIC MERGER SUB, INC.		TIB THE INDEPENDENT BANKERSBANK, N.A.

By:	/s/ A. Haag Sherman	By:	/s/ Chad T. Golden
	A. Haag Sherman, Director		Chad T. Golden, Senior Vice President

T BANCSHARES, INC.
GUARANTORS:
By:	/s/ Patrick Howard
	Patrick Howard, President and CEO	TECTONIC HOLDINGS, LLC

		By:	Tectonic Services, LLC, its Manager

			By:	/s/ A. Haag Sherman
A. Haag Sherman, Manager

TECTONIC HOLDINGS, LLC

		By:	Tectonic Services, LLC, its Manager

			By:	/s/ A. Haag Sherman
A. Haag Sherman, Manager

SANDERS MORRIS HARRIS, LLC

By:	/s/ A. Haag Sherman,
Name:	A. Haag Sherman
Title:	Managing Director

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